                                                                  EXHIBIT  10.18

                              EMPLOYMENT AGREEMENT
                              --------------------

            AGREEMENT entered into effective as of the 21st day of October 2002, by and between NUCO2 INC., a Florida  corporation having its executive principal office at 2800 SE Market Place, Stuart,  Florida 34997 (hereinafter  referred to as the  "Corporation"),  and ROBERT R. GALVIN,  residing at 43 Pennbrook  Drive,
Haddonfield, NJ 08033 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

            WHEREAS,  the  Corporation  desires to employ the  Executive and the
Executive  desires to be employed by the Corporation  upon the terms and subject to the conditions hereinafter set forth,

            NOW,  THEREFORE,  in  consideration  of the mutual  covenants herein contained  and for  other  good and  valuable  consideration,  it is  agreed  as follows:

                     ARTICLE 1 - EMPLOYMENT TERMS AND DUTIES
                     ---------------------------------------

            1.1 The  Corporation  hereby  agrees to employ the Executive and the
Executive  agrees to work for the Corporation  initially as its Senior Financial
Consultant and after November 22, 2002 as its Executive Vice President and Chief
Financial Officer. The Executive shall initially serve as and perform the duties of Senior  Financial  Consultant  and  subsequently  thereto as  Executive  Vice
President  and  Chief  Financial  Officer  of the  Corporation  during  the Term
(defined hereinafter) of this Agreement.

            1.2 The  Executive  agrees to devote his full  business  time during regular business hours to working for the Corporation and performing such duties as shall from time to time be assigned to him by the Board of  Directors  of the
Corporation or the Chief Executive  Officer of the  Corporation  consistent with his position initially as Senior Financial Consultant and then as Executive Vice
President  and  Chief  Financial  Officer.  During  the  Term of his  employment hereunder,  the  Executive  shall have no interest  in, or perform any  services during regular business hours for any other company, whether or not such company is competitive with the Corporation,  except that this prohibition  shall not be deemed to apply to passive  investments in businesses not  competitive  with the business of the  Corporation or to investments of 5% or less of the  outstanding stock of  public  companies  whose  stock is  traded  on a  national  securities exchange or in the over-the-counter  market. For purposes of this Paragraph l.2, a "passive  investment"  shall be deemed to mean  investment in a business which does  not  require  or  result  in the  participation  of the  Executive  in the management or operations of such business except during times other than regular business hours and which does not interfere with his duties and responsibilities to the  Corporation.  Nothing  contained  herein  shall  limit  the right of the

Executive to make  speeches,  write articles or participate in public debate and discussions  in and by  means  of any  medium  of  communication  or  serve as a director or trustee of any non-competing  corporation or organization,  provided that such  activities  are not  inconsistent  with the  Executive's  obligations hereunder.

            1.3 Consistent with the Executive's  aforesaid  duties the Executive shall,  at all times during the Term hereof,  be subject to the  supervision and direction of the Board of Directors of the  Corporation  and the Chief Executive
Officer  with  respect to his duties,  responsibilities  and the exercise of his powers.

            1.4 The  services  of the  Executive  hereunder  shall  be  rendered primarily at the Corporation's  principal  executive office currently in Stuart,
Florida; provided,  however, that the Executive shall make such trips outside of
Stuart,  Florida  as  shall  be  reasonably  necessary  in  connection  with the
Executive's duties hereunder.

            1.5 The term of the Executive's  employment hereunder shall commence upon the date of this Agreement and such employment  shall  continue,  except as otherwise provided herein, through October 31, 2006 (the "Term").

                            ARTICLE 2 - COMPENSATION
                            ------------------------

            2.1 The  Corporation  shall pay to the Executive  during the Term of his employment by the  Corporation  and the Executive shall accept as his entire compensation for his services hereunder:

            (a) A base salary ("Base Salary") at the rate of $180,000 per annum, payable in accordance with the  Corporation's  regular payment  schedule for its employees.  The Base Salary will be reviewed  annually and may be increased from time to time by the  Board  of  Directors  or  Chief  Executive  Officer  of the
Corporation.

            (b)  Effective  as of the date of this  Agreement,  the  Corporation shall grant to the  Executive  stock  options  (the  "Options")  pursuant to the
Corporation's  1995 Stock  Option Plan (of which the maximum  amount  allowed by
United  States  tax law shall be  considered  as  incentive  stock  options)  to purchase up to One Hundred Thirty Thousand (130,000) shares of the Corporation's common stock, $.001 par value ("Common Stock"), with one-quarter of such Options vesting on the date of this Agreement (provided, however, that in the event that the Executive's employment with the Corporation is terminated prior to April 21,
2003, such Options to the extent not exercised shall  immediately  terminate and be of no further  force or effect),  an additional  one-quarter  of such Options vesting on the first  anniversary of the date of this  Agreement,  an additional one-quarter  of such Options  vesting on the second  anniversary  of the date of this  Agreement,  and the remaining  one-quarter of such Options  vesting on the third  anniversary  of the date of this  Agreement,  provided  that such Options shall  vest  only so long  as the  Executive  continues  to be  employed  by the
Corporation.  The exercise  price for such Options shall be equal to the closing price of the Common Stock on the Nasdaq National Market on the date hereof.

            (c) During the Term of this  Agreement and subject to the provisions hereof, the Executive shall be entitled,  commencing with respect to fiscal year ending  June 30,  2003 (and on each June 30  thereafter  during the Term of this
Agreement),  to an annual  bonus  based  upon the  relative  performance  of the
Corporation  and the Executive for the applicable  fiscal year. The bonus may be comprised of options to purchase  shares of the Common Stock of the  Corporation and cash  payments,  the relative  amounts of which will be  determined  in good faith by the Chief Executive  Officer,  in his sole discretion,  and approved by the Corporation's  Board of Directors.  The Corporation  achieving its projected
EBITDA  and  other  operating  and  financial   criteria  as  projected  in  the
Corporation's  business  plan  established  by its  Board of  Directors  for the applicable  fiscal  year shall be the major  consideration  in  determining  the amount of the annual  bonus.  The annual  cash bonus will have a target of forty
(40%)  percent of Base Salary  based on the full  achievement  of its  projected
EBITDA  and  other  operating  and  financial   criteria  as  projected  in  the
Corporation's business plan approved by the Board of Directors and the Executive meeting  individual  achievement goals recommended by the Executive and approved by the Chief Executive Officer.

            (d) The Corporation will reimburse the Executive for his necessary and reasonable out-of-pocket expenses incurred in the course of his employment and in connection with his duties hereunder.

            (e)  The  Corporation   will  provide  the  Executive  with  medical
insurance  coverage under the  Corporation's  group medical insurance policy and the Executive  shall be entitled to  participate  in all other health,  welfare, retirement,  disability, and other benefit plans, if any, available to employees and senior executives of the Corporation (collectively, the "Benefit Plans").

            (f) The  Executive  shall be entitled to paid  vacation  and/or sick days during each twelve (12) month period  during the term of this  Agreement of the same duration as provided to other  executive  officers of the  Corporation, but in no event  shall he  receive  less than four (4) weeks paid  vacation  per year.

            (g) The Corporation  shall pay the Executive's (a) reasonable moving expenses,  (b) sales  commission  on his  current  residence,  (c) other  direct closing costs and (d) temporary housing and transportation costs , provided that the aggregate of such costs does not exceed  $50,000.  Any sums paid pursuant to this Paragraph  2.1(g) by the  Corporation  shall be grossed up to eliminate the cost to the Executive of income taxes, if any, paid on such sums received.

                             ARTICLE 3 - TERMINATION
                             -----------------------

            3.1 Except as otherwise  provided herein, the Term of the employment of the Executive shall terminate:

            (a) automatically upon the death of the Executive;

            (b) at the option of the Corporation, upon written notice thereof to the  Executive,  in the  event  that  the  Executive  shall  become  permanently incapacitated (as hereinafter defined);

            (c) at the option of the  Corporation,  upon thirty (30) days' prior written  notice thereof to the Executive  specifying  the basis thereof,  in the event of a material  breach by the Executive with respect to (i), (ii) and (iii)
below,  which is not cured by the  Executive  within  thirty (30) days after the
Executive  is  provided  with such  written  notice,  or in the  event  that the
Executive shall,  during the Term of this Agreement,  (i) engage in any criminal conduct  constituting  a felony and  criminal  charges are  brought  against the
Executive by a  governmental  authority,  (ii)  knowingly and willfully  fail or refuse to perform his duties and  responsibilities  in a manner  consistent with his position and other  officers of similar  position in the  Corporation to the reasonable satisfaction of the Board of Directors of the Corporation,  and (iii)
knowingly and willfully  engage in activities  which would constitute a material breach  of any term of this  Agreement,  or any  applicable  policies,  rules or regulations of the  Corporation  or result in a material  injury to the business condition,  financial  or  otherwise,  results of  operation or prospects of the
Corporation,  as  determined  in good  faith by the  Board of  Directors  of the
Corporation.  For  purposes  of this  Agreement,  termination  pursuant  to this
Paragraph 3.1(c) shall be deemed a termination "for cause".

            For  purposes  of this  Agreement,  the  Executive  shall be  deemed permanently  incapacitated  in the event that the Executive  shall, by reason of his physical or mental disability,  fail to substantially  perform his usual and regular duties for the Corporation  for a consecutive  period of four (4) months or for six (6)  months in the  aggregate  in any  eighteen  (18)  month  period;
provided,   however,   that  the  Executive  shall  not  be  deemed  permanently
incapacitated  unless and until a physician,  duly licensed to practice medicine and reasonably acceptable to the Corporation and the Executive, shall certify in writing to the Corporation that the nature of the Executive's disability is such that it will continue as a substantial  impediment to the Executive's ability to substantially perform his duties hereunder.

            (d) At the option of the  Corporation  within its sole and  complete discretion upon thirty (30) days' prior written notice.

            3.2 Notwithstanding anything to the contrary contained herein:

                (a) In the event that the Executive shall die during the Term of this Agreement, the Corporation shall, in lieu of any other compensation payable hereunder,  pay to the  beneficiaries  theretofore  designated in writing by the
Executive (or to the Executive's estate if no such beneficiaries shall have been designated),  a sum equal to one  hundred  percent  (100%)  of the  compensation payable  to the  Executive  during  the twelve  (12)  month  period  immediately
preceding  the  Executive's   death,   payable  in  twelve  (12)  equal  monthly
installments,  without interest,  commencing one month following such death. The
Executive's  estate shall retain all stock options vested prior to his death, if any.  To the extent  that the  Corporation  receives  the  proceeds  on any life insurance on the life of the  Executive  (as provided in Paragraph  3.2(d)) such proceeds shall be paid, promptly after receipt, to the beneficiaries theretofore designated  in writing by the Executive  (or the  Executive's  estate if no such beneficiaries  shall have been  designated) to fund the  obligations  under this
Paragraph 3.2(a) and shall reduce such obligations on a dollar for dollar basis.
The  balance,  if any,  due the  Executive  under this  Paragraph  3.2(a)  shall thereafter be paid in twelve (12) equal monthly installments,  without interest, commencing one month following the Executive's death.

                (b) In the event that the  employment of the Executive  shall be terminated by reason of the Executive becoming permanently incapacitated,  then, as additional  consideration for his past services to the Corporation,  he shall receive one hundred  percent (100%) of his then current  annual Base Salary,  in equal monthly installments, without interest, for a period of twelve (12) months from the date of such  termination.  Such  payments  shall be in addition to all income  disability  benefits,  if any,  which the  Executive  may  receive  from policies provided by or through the Corporation,  including state-required short term  disability.  The Executive or, if applicable,  his estate shall retain all stock options vested prior to his disability, if any.

                (c) In the event of a termination of the Executive's  employment
"for cause" as defined in Paragraph  3.1(c) above,  the  Executive  shall not be entitled to (i) any  payments  other than such  compensation  as shall have been earned by him prior to the date of such  termination and not paid as of the date of such  termination,  or (ii) any  bonus  pursuant  to  Paragraph  2.1(c).  The
Executive  shall retain all stock options vested prior to the termination of his employment.

                (d) In the event that the  Corporation  shall desire to fund the death benefits payable under Paragraph 3.2(a) above with a policy or policies of insurance on the life of the Executive or the disability  benefits payable under
Paragraph 3.2(b) above with a disability  policy,  the Executive shall cooperate with the Corporation in obtaining such insurance policy(ies) and shall submit to such  medical  examinations  and execute  such  documents  as may be required in connection with the obtaining of such insurance.

                (e) In the event the Executive's employment is terminated at the discretion of the Corporation  pursuant to Paragraph 3.1(d), he will be paid one
(1) year's current Base Salary in equal  quarterly  installments  during the one
(1) year  following the  termination  of  employment  and shall retain all stock options which vested prior to the termination of his employment.

                (f)  In  the  event  of  any   termination  of  the  Executive's
employment  pursuant  to this  Article 3 other  than "for  cause" as  defined in
Paragraph 3.1(c),  the Executive and/or his dependents and  beneficiaries  shall continue to participate  during the applicable period of salary  continuation in all medical  insurance and related  benefits  provided by the Corporation on the same basis as prior to the date of his termination.

                        ARTICLE 4 - RESTRICTIVE COVENANTS
                        ---------------------------------

            4.1 CONFIDENTIAL INFORMATION.

                The Executive  acknowledges  that, because of his duties and his position  of trust under this  Agreement,  he will  become  familiar  with trade secrets  and other  confidential  information  (including,  but not  limited to, operating  methods and procedures,  secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future  developments)  which are  valuable  assets  and  property  rights of the
Corporation  and not  publicly  known and  Executive  acknowledges  that  public disclosure of such trade secrets and other confidential information will have an adverse effect on the  Corporation  and its business.  Except in connection with the performance of his duties for the Corporation,  the Executive agrees that he will  not,  during  or at any  time  after  the Term of this  Agreement,  either directly or indirectly, disclose to any person, entity, firm or corporation such trade secrets or other confidential information,  including, but not limited to, any facts  concerning the systems,  methods,  secret lists,  procedures or plans developed or used by the Corporation,  and not to release,  use, or disclose the same except with the prior  written  consent of the  Corporation.  The Executive agrees to retain all such trade secrets and other confidential  information in a fiduciary  capacity for the sole benefit of the Corporation,  its successors and assigns. All records, files, memorandums,  reports, price lists, customer lists, secret lists, documents,  equipment, systems, methods, procedures and plans, and the like, relating to the business of the Corporation, which the Executive shall use or prepare or come into contact with,  shall remain the sole property of the
Corporation.  Upon  termination of his  employment by the  Corporation or at any time that the  Corporation  may so request,  the Executive will surrender to the
Corporation all non-public  papers,  notes,  reports,  plans and other documents
(and all copies thereof)  relating to the business of the  Corporation  which he may then possess or have under his control.

            4.2 NON-COMPETE. The Executive acknowledges that (i) the services to be performed by him under this Agreement are of a special, unique, extraordinary and intellectual  character;  (ii) the Executive possesses substantial technical and managerial  expertise and skill with respect to the Corporation's  business;
(iii) the  Corporation's  business  is national  in scope and its  products  and services are marketed throughout the nation; (iv) the Corporation  competes with other businesses that are or could be located in any part of the nation; (v) the covenants and  obligations  of Executive  under this  Paragraph 4.2 are material inducement and condition to the  Corporation's  entering into this Agreement and performing its obligations hereunder;  and (vi) the provisions of this Paragraph
4.2 are reasonable and necessary to protect the Corporation's business.

                In consideration of the acknowledgments by the Executive, and in consideration  of the  compensation  and  benefits  to be  paid or  provided  to
Executive by the Corporation,  the Executive  covenants that he will not, during the Term and for a period of two (2) years  following the  expiration or earlier termination  of  this  Agreement,  without  the  prior  written  consent  of the
Corporation, directly or indirectly:

                (a)  knowingly  solicit  any  business,  in the same  product or business line or one that is closely  related to that in which the Executive was engaged  during his  employment,  for or from,  or become  associated  with,  as principal,  agent,  employee,  consultant,  or in any other capacity, any person who,  or  entity  which,  at the time of,  or  during  the  twelve  (12)  months immediately  preceding such expiration or termination was in direct  competition with the Corporation;

                (b)  become  a  principal,   agent,  employee,   consultant,  or
otherwise become associated with any person or entity which is engaged in direct or  indirect  competition  (i.e.,  doing  indirectly  through  others  what  the
Executive could not do directly) with the Corporation.

            4.3  ENFORCEMENT.  The provisions of Article 4 of this Agreement are of a unique  nature and of  extraordinary  value and of such a character  that a material  breach  of the  provisions  of  either  Paragraphs  4.1 or 4.2 of this
Agreement by the Executive will result in  irreparable  damage and injury to the
Corporation for which the Corporation  will not have any adequate remedy at law.
Therefore,  in the event that the  Executive  commits or threatens to commit any such  breach,  the  Corporation  will have (a) the right and  remedy to have the provisions of Paragraphs 4.1 and 4.2 of this Agreement  specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction,  and upon any motion for a temporary or permanent injunction, the
Executive's  ability to answer in damages  shall not be a bar or interposed as a defense  to the  granting  of such  injunction  and (b) the right and  remedy to require  the  Executive  to account for and to pay over to the  Corporation  all
compensation,   profits,  monies,   accruals,   increments  and  other  benefits
(hereinafter  referred to collectively as the "Benefits") derived or received by him  as a  result  of  any  transactions  constituting  a  breach  of any of the provisions of Paragraphs 4.1 and 4.2 of this Agreement, and the Executive hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies  enumerated in (a) and (b) above shall be independent of the other, and shall be severally  enforceable,  and all of such rights and remedies shall be in  addition  to,  and not in lieu of, any other  rights  and  remedies available to the Corporation under law or in equity.

                If any  covenant in this  Article 4 is held to be  unreasonable, arbitrary,  or against  public  policy,  such  covenant will be considered to be divisible  with  respect to scope,  time and  geographic  area,  and such lesser scope,  time,  or  geographic  area,  or all of them,  as the court of competent jurisdiction  may determine to be  reasonable,  not  arbitrary,  and not against
public  policy,  will  be  effective,   binding,  and  enforceable  against  the
Executive.  The  undertakings  of Article 4 shall  survive  the  termination  or cancellation of the Agreement or of the Executive's termination.

                    ARTICLE 5 - SEVERANCE - CHANGE OF CONTROL
                    -----------------------------------------

            5.1 SEVERANCE  COMPENSATION.  If prior to the expiration of the Term of this Agreement, there is a Change of Control (defined in Paragraph 5.2 below)
and  thereafter  the Executive  should resign his employment for Good Reason (as defined  in  Paragraph  5.3  below),  the  Executive  shall be  entitled  to the following severance compensation:

                (a) Continuation of all benefits,  including without  limitation medical, dental and life insurance for one and one-half years following the date of termination,  or until the date on which the Executive first becomes eligible for insurance  coverage of a similar nature  provided by a firm that employs him following termination of employment by the Corporation, whichever occurs first.

                (b)  Immediate  vesting of any granted but  unvested  options to purchase Common Stock of the Corporation held by the Executive.

                (c) An  amount  equal to one and  one-half  (1?)  times  current annual cash  compensation  to be paid within sixty (60) days of  termination  of employment.

            5.2 CHANGE OF CONTROL. For the purposes of this Agreement,  a Change of Control  means (i) the direct or  indirect  sale,  lease,  exchange  or other transfer  of all or  substantially  all  (50%  or  more)  of the  assets  of the
Corporation  to any person or entity or group of persons or  entities  acting in concert as a partnership or other group (a "Group of Persons"), (ii) the merger, consolidation  or other  business  combination of the  Corporation  with or into another corporation with the effect that the shareholders of the Corporation, as the  case may be,  immediately  following  the  merger,  consolidation  or other business combination,  hold 50% or less of the combined voting power of the then
outstanding   securities   of  the   surviving   corporation   of  such  merger,
consolidation  or other business  combination  ordinarily (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors,  (iii) the replacement of a majority of the Corporation's Board of
Directors in any given year as compared to the  directors  who  constituted  the
Corporation's  Board at the beginning of such year, and such  replacement  shall not have been approved by the Corporation's Board of Directors,  as the case may be, as  constituted  at the beginning of such year, or (iv) a person or Group of
Persons shall, as a result of a tender or exchange offer, open market purchases, privately  negotiated  purchases or otherwise,  have become the beneficial owner
(within the meaning of Rule 13d-3 under the Securities  Exchange Act of 1934, as amended)  of  securities  of the  Corporation  representing  50% or  more of the combined  voting power of the then  outstanding  securities of such  corporation ordinarily (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors.

            5.3  GOOD  REASON.   The  Executive   shall  have  Good  Reason  for
terminating his employment  with the Corporation  under this Agreement if one or more of the following occurs:

                                       10

                (a) an involuntary  change in the Executive's status or position with the  Corporation  which  constitutes a demotion from the  Executive's  then current  status or  position  and a  material  change in the  nature or scope of powers, authority or duties inherent in such position;

                (b)  layoff  or  involuntary   termination  of  the  Executive's
employment,  except  in  connection  with  the  termination  of the  Executive's employment  for Cause or as a result of the  non-renewal of this Agreement or of the Executive's disability or death;

                (c)  a  reduction  by  the   Corporation   in  the   Executive's
compensation;

                (d)  any  action  or  inaction  by the  Corporation  that  would adversely affect the Executive's continued  participation in any Benefit Plan on at least as  favorable  basis  as was the  case at the  time of such  action  or inaction, or that would materially reduce the Executive's benefits in the future under the Benefit  Plan or deprive  him of any  material  benefits  that he then enjoyed,  except to the extent that such  action or inaction by the  Corporation
(i) is also taken or not taken,  as the case may be, in respect of all employees generally,  (ii) is  required  by the  terms of any  Benefit  Plan as in  effect immediately before such action or inaction; or (iii) is necessary to comply with applicable  law or to  preserve  the  qualification  of any  Benefit  Plan under section 401(a) of the Internal Revenue Code; or

                (e) a material change of the principal work location.

                            ARTICLE 6 - MISCELLANEOUS
                            -------------------------

            6.1 SEVERABILITY. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void or unenforceable,  the remaining  provisions  of this  Agreement,  and  the  remaining  portion  of any provision found void or unenforceable in part only, shall continue in full force and effect.

            6.2 Representations  and Warranties by the Executive.  The Executive
represents  and warrants that he has made no  commitment of any kind  whatsoever inconsistent  with  the  provisions  of this  Agreement  and that he is under no disability  of any kind to enter into this  Agreement  and to perform all of his obligations hereunder.

                                       11

            6.3 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective  successors and permitted assigns.  This Agreement being personal to the Executive,  cannot be assigned by him.  This  Agreement  may be  assigned by the  Corporation  in the event and in connection with a merger,  consolidation or sale of all or substantially  all of the assets of the  Corporation  provided that the assignee  agrees in writing to assume all of the obligations of the  Corporation  under this Agreement and such assignment  shall not  relieve the  Corporation  of its  obligations  hereunder.
Prompt written notice of such assignment shall be provided by the Corporation to the Executive.

            6.4 JURISDICTIONAL  CONSENT.  Any dispute or controversy between the parties  relating  to or  arising  out of this  Agreement  or any  amendment  or modification  hereof shall be determined by the Supreme Court, County of Martin,
State of Florida. The service of any notice,  process,  motion or other document in connection with an action under this Agreement,  may be effectuated by either personal  service upon a party or by certified mail duly addressed to him at his address set forth on Page 1 hereof.

            6.5 NOTICES. Any notice or communication required or permitted to be given  hereunder  shall be deemed duly given if delivered  personally or sent by registered or certified mail,  return receipt  requested,  to the address of the intended  recipient as herein set forth or to such other  address as a party may theretofore  have specified in writing to the other. Any notice or communication intended for the Corporation shall be addressed to the attention of its Board of
Directors.

            6.6  WAIVER.  A waiver  of any  breach  or  violation  of any  term, provision,  agreement,  covenant,  or condition  herein  contained  shall not be deemed to be a  continuing  waiver or a waiver of any  future or past  breach or violation.

            6.7 ENTIRE  AGREEMENT/GOVERNING  LAW. This Agreement constitutes the entire  agreement and  understanding  between the  Corporation and the Executive relating to the latter's employment,  supersedes any prior agreement between the parties  relating  to  such  matter,  shall  be  governed  by and  construed  in accordance  with  the  laws of the  State  of  Florida  and may not be  changed, terminated or discharged orally.

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            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                               NUCO2 INC.

                                         By:   /s/ Michael E. DeDomenico
                                               --------------------------------
                                               Name: Michael E. DeDomenico
                                               Title: Chairman and CEO

                                               /s/ Robert R. Galvin
                                               --------------------
                                               ROBERT R. GALVIN

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